Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tilray Brands, Inc. of our report dated July 28, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Tilray Brands, Inc., which appears in Tilray Brands, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2025. We also consent to the reference to us under the heading, “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
October 9, 2025